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                                                                   Exhibit 10.26

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                          BERNARD DEVELOPMENT COMPANY

                     STANDARD FORM MULTIPLE OCCUPANCY LEASE

                                     (NET)

                                    -------

                                     LEASE

                                    -------

Lessor:         BDC Preston Properties One Limited Partnership

Lessee:         COST-U-LESS, INC.

Dated as of:    4/27/00, 2000
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            A. DEFINED TERMS. TABLE OF CONTENTS, EXHIBITS, PREMISES
                         AND LANDLORD'S RESERVED RIGHTS

A-1. Defined Terms.

Landlord:               BDC PRESTON PROPERTIES ONE LIMITED PARTNERSHIP, a
                        Washington limited partnership

Landlord's Address:     8150 304th Avenue S. E..
                        Preston, Washington 98050

Tenant:                 Cost-U-Less. Inc.
                        a Washington Corporation

Tenant's Address:       8160 - 304th Avenue SE..
                        Preston, Washington 98050

Building:               Building 3

Premises:               Approximately 14,447.5 total square feet. Of the
                        14,447.5 SF, 10,495 SF is mezzanine office, 798 SF is mezzanine warehouse, 123 SF is 1/2 back office entrance area, 1,533 SF is 74% of the total Corridor Walkway area, l,069 SF is 74% of the mezzanine office common area, and 429.5 SF is 1/3 of the first floor office common area. These square footages are scaled and measured best efforts, and are not intended to be precise.

Premises Address:
 Street:                304th Avenue SE.,
 City and State:        Preston, Washington 98050
 County:                King County

Term:                   June 1, 2000 through December 31, 2003 (43) months

Tenant's On-site
Representatives:        J. Thomas Bernard

Scheduled Term
Commencement Date:      June 1, 2000

Initial Fixed Rent:     See Exhibit E for further explanation.

Per Year:               ($161,714.40) One Hundred Sixty-one Thousand Seven
                        Hundred Fourteen and 40/100's dollars.

Per Month:              ($13,476.20) Thirteen Thousand Four Hundred Seventy-six
                        and 2O/100's dollars.

Rent Increases:         June 1, 2002 Then existing Fixed Rent increases five
                        percent (5%).

Lease Reservation
Deposit:                $13,476.20
                        Lease Reservation Deposit will be applied to first month's Rent, due upon Lease signature.

Security Deposit:       $13,476.20 Due upon Lease signature.

Tenant's Share of
Real Property Taxes:    (.58%) See Exhibit E for explanation of calculations.

Tenant's Share of
Operating Expenses:     (.58%) See Exhibit E for explanation of calculations.

Tenant's Share of
Insurance:              (.58%) See Exhibit E for explanation of calculations.

Permitted Uses:         General office use.

Date of Recordation of
 Declaration of
 Covenants, Conditions
 and Restrictions       August 11, 1989, under King County Recorder's Number
                        8908110455, as further amended under (CC&R's) and Amendments thereto Lot Line Adjustment dated March 20,
                        1992 and recorded under King County Recorder's number
                        For Preston Industrial Park 930212-1000 and 930212-9002 as may be revised from time to time

Delinquency Rate:       Fourteen percent (14%) per year compounded/pro-rata on
                        a daily basis.

A-2.  Table of Contents.                                                    Page

      A. Defined Terms, Table of Contents, Exhibits, Premises,
            Common Areas and Landlord's Reserved Rights                  1
      B. Landlord's Improvements                                         2
      C. Term                                                            2
      D. Rent                                                            3
      E. Real Property Taxes                                             3

      F  Insurance                                                       3

      G. Operating Expenses, Repairs and Maintenance                     4

      H. Alterations                                                     4

      I. Utilities and Easements                                         4

      J. Use of Premises                                                 4

      K. Damage and Destruction                                          5

      L. Eminent Domain                                                  5
      M. Default                                                         6
      N. Assignment and Subletting                                       6
      O. Estoppel Certificate, Attornment and Subordination              7
      P. Miscellaneous                                                   7

A-3. Exhibits. The following Exhibits are attached to the Lease and incorporated herein by reference thereto.

      Exhibit A -      Property and Site Plans
      Exhibit B -      Base Building Description
      Exhibit C -      Description and Location of Tenant Improvements
      Exhibit D -      Estoppel Certificate
      Exhibit E -      Rent, Tenant's Share of Operating Costs, and Percentage
                       of Utility Expertise Calculations
      Exhibit F -      Parking

A-4. Premises. Landlord hereby leases to Tenant, subject to the provisions of this Lease, the Premises in the Building as shown on Tenant's Floor Plan in Exhibit C. extending from the top surface of the subfloor to the bottom surface of ceilings and inside the
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perimeter walls and windows but excluding the Common Area, as hereinafter defined, and any other portion of the Property, as hereinafter defined. The Building and the Lot, as hereinafter defined, shall hereinafter be referred to as the "Property."

A-5. Common Area. Tenant may, as appurtenant to the Premises and subject to rules made by Landlord of which Tenant is given notice, use the following areas (collectively "Common Area") in common:

            (a) Building Common Area. The stairways, elevators, lobbies, accessways, and when necessary for Tenant to satisfy its repair and maintenance obligations under Article G-2 any passageways thereto and the pipes, ducts, conduits, wires and appurtenant equipment serving the Premises;

            (b) Floor Common Area. If the Premises include less than the entire rentable area of any floor, the lobbies, hallways, toilets, refuse facilities and other common facilities designated by Landlord for the common use of all tenants of the Building; and

            (c) Lot Common Area. Lot Common Area includes the exterior walkways, sidewalks, landscaped areas and driveways necessary for access to the Building and parking spaces located on the real properly upon which the Building is located ("Lot") and all other areas of the property exterior of the Buildings not leased or assigned to a specific Tenant. Such real property is lot common areas described and depicted in Exhibit A.

A-6. Landlord's Reserved Rights. Provided landlord does not unnecessarily interfere with Tenant's use of the Premises, Landlord reserves the right to enter the Premises to undertake the following without Tenant's approval:

            (a) Building Changes. To install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises or outside the Premises;

            (b) Boundary Changes. To change or modify the boundary lines of the Lot;

            (c) Common Area Changes. To install, use, maintain, repair, alter or relocate and replace any Common Areas; provided, however, that substitutions shall be substantially equivalent or better in quality;

            (d) Repairs, Maintenance and Alterations. To repair and maintain the Building and make alterations thereto as deemed necessary or desirable by Landlord; and

            (e) Changes to CC&R's. To make changes to the CC&R's for the Preston Industrial Park.

                           B. LANDLORD'S IMPROVEMENTS

B-1. (a) preliminary Plans. N / A
     (b)   Final Plans. N / A

B-2. Construction. See Exhibit C for a detailed description.

B-3. Failure to Complete Construction. N/A

B-4. Changes in Plans. N/A

B-5. Construction Representative. N / A

B-6. Completion and Delivery. N / A

B-7. Early Entry. With the prior written consent of Landlord, Tenant may prior to the Commencement Date, as defined in Article C, at Tenant's sole risk and subject to Article B-2, enter the Premises and install trade fixtures and equipment in the Building; provided, however, that (a) Tenant's early entry shall not interfere with construction of the Building or cause labor difficulties; (b) Tenant shall execute an indemnity agreement in favor of Landlord in form and substance evidence of insurance satisfactory to Landlord; and (c) Tenant shall pay utility charges reasonably allocated by Landlord to Tenant. Tenant shall not use the Premises for storage of inventory or otherwise do business without the express prior written consent of Landlord.

                                    C. TERM

                  The Term shall commence on the earliest of the following dates ("Commencement Date"):

                  (i)   Commencement Date: June 1, 2000

                                    D. RENT

D-1. Fixed Rent. Tenant shall pay Landlord the Fixed Rent in advance upon the first day of each calendar month of the Term at Landlord's Address, or at such other place designated by Landlord, without prior demand and without deduction, offset or counterclaim. If the Term commences or ends on a day other than the first day of a calendar month, Tenant shall pay on the Commencement Date or first day of the last calendar month a pro rata portion of the Fixed Rent prorated on a per diem basis with respect to the portion of the fractional calendar month included in the Term.

D-2. Additional Rent. All monies required to be paid by Tenant hereunder including, without limitation, payments for Real Property Taxes and Operating Expenses, shall be considered additional rent ("Additional Rent"). Tenant shall pay Additional Rent within five (5) days after written notice from Landlord. "Rent" shall mean Fixed Rent and Additional Rent.

D-3. Interest and Late Charge. If any installment of Rent is not paid promptly when due, such amount shall bear interest at the maximum rate permitted by law from the date on which said payment shall be due until the date on which Landlord shall receive said payment regardless of whether or not a notice of default or notice of termination has been given by Landlord. In addition, Tenant shall pay Landlord a late charge of five percent (5%) of the amount delinquent. Landlord and Tenant recognize that the damage which Landlord shall suffer as a result of Tenant's failure to pay Rent is difficult to ascertain, said late charge being the best estimate of the damage which Landlord shall suffer in the event of Tenant's late payment. This provision shall not relieve Tenant of Tenant's obligation to pay Rent at the time and in the manner herein specified.

D-4. Security Deposit. Upon execution of this Lease, Tenant shall deposit the Security Deposit, if any, in cash with Landlord. The Security Deposit shall secure Tenant's obligation to (a) pay Rent; (b) maintain the Premises and repair damages thereto; (c) surrender the Premises to Landlord in clean condition and good repair upon termination of this Lease; and (d) discharge Tenant's other obligations hereunder. Landlord may use and commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform any of Tenant's obligations hereunder, Landlord may, but without obligation, apply all or any portion for the Security Deposit toward fulfillment of Tenant's unperformed obligations. If Landlord does so apply any portion of the Security Deposit, Tenant shall, upon demand by Landlord, immediately pay Landlord sufficient cash to restore the Security Deposit to the full original amount. The Security Deposit shall not bear interest. Upon termination of this Lease, if Tenant has performed Tenant's obligations hereunder, Landlord shall return the Security Deposit to Tenant. If Landlord transfers Landlord's rights under this Lease, Landlord may deliver the Security Deposit or whatever portion remains to the transferee, whereupon Landlord shall be released from any further liability to Tenant with respect to the Security Deposit.

D-5. Prepaid Rent. Upon execution of this Lease, Tenant shall pay Landlord the Prepaid Rent, which Landlord shall apply against the first Fixed Rent when due in the Term of this Lease.


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                             E. REAL PROPERTY TAXES

E-l. Tenant's Obligations. Tenant shall pay Landlord Tenant's Share of Real Property Taxes multiplied by the sum of the following: all real estate taxes and other taxes relating to the Premises, Building and Lot (collectively
"Property") assessments, governmental charges, fees and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature for public Improvements, services or benefits (collectively "Real Property Taxes") and all other fees or taxes which may be levied in lieu of any of the above, which are assessed, levied, confirmed, imposed or become a lieu upon the Property, or become payable during the Term; provided, however, that:

            (a) Any Real Property Taxes shall be prorated between Landlord and Tenant so Tenant shall pay that proportion which the part of such period within the Term bears to the entire period; and

            (b) Any sum payable by Tenant, which would not otherwise be due until after the date of the termination of this Lease, shall be paid by Tenant to Landlord upon such termination.

E-2. Limitation. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate, inheritance, succession or transfer tax of Landlord, or any income, profits or revenue tax or charge, upon the net income of Landlord; provided, however, that if under the laws of the United States Government or the state in which the Property is located, or any political subdivision thereof, a tax or excise on rent, or any other tax however described, is levied or assessed by any such political body against Landlord on account of rentals payable to Landlord from the Property, Tenant shall pay Tenant's proportionate share of such tax or excise on rent as Tenant's proportionate share is reasonably determined by Landlord.

E-3. Personal Property Taxes. Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, inventories and other personal property located on the Property and Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments.

                                  F. INSURANCE

F-1. Property. Landlord shall procure and maintain with respect to the Building a policy or policies of All Risk of Physical Loss insurance with extended coverage endorsement attached, including vandalism and malicious mischief coverage, and any other endorsements required by the holder of any fee or leasehold mortgage in an amount equal to at least eighty percent (80%) of the full replacement value of the Building and improvements owned by Landlord at the time of loss, which shall include replacement cost new, debris removal and demolition thereof.

F-2. Liability. Tenant shall, at Tenant's sole expense, maintain in full force a policy or policies of comprehensive public insurance, written by an insurance company approved by Landlord and in the form customary to the locality in which the Premises are located, insuring Tenant's activities and those of Tenant's employees, agents, licensees and invitees with respect to the Property against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring on the Premises in amounts of not less than:

            (a) Personal injury per person: Two Million and No/100 Dollars ($2,000,000.00);

            (b) Personal injury per occurrence: Two Million and No/100 Dollars ($2,000,000.00); and

            (c) Property damage: Five Hundred Thousand and No/100 Dollars ($500,000.00).

If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as coverage of other Premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements hereof.

F-3. Rental Abatement Insurance. Landlord shall maintain in full force and effect rental abatement insurance against abatement or loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of the Rent payable by Tenant during one (1) year next ensuing, as reasonably determined by Landlord.

F-4. Insurance Certificates. Tenant shall furnish to Landlord on the Commencement Date, and thereafter within thirty (30) days prior to the expiration of each such policy, certificates of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto. Each certificate shall expressly provide that such policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days prior written notice to the parties named as insureds in this Article F-4 Landlord, Landlord's successors and assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation, any ground lessor and the holder of any fee or leasehold mortgage, shall be named as insureds under each policy of insurance maintained by Tenant.

F-5. Tenant's Failure. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and costs resulting from said failure. Nothing herein shall be a waiver of any of Landlord's rights and remedies under any other article of this Lease or at law or equity.

F-6. Waiver of Subrogation. All policies of property and liability insurance which either party obtains in connection with the Premises shall include a clause or endorsement denying the insurer any rights of subrogation against the other party. Each party waives any rights of recovery against the other for injury or loss due to hazards covered by insurance to the extent of the proceeds recommend therefrom.

F-7. Indemnification of Landlord. Tenant shall indemnify and hold Landlord amid the Premises harmless from and against (a) all liabilities, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments in connection with any injury to persons or damage to property as a result of any accident or other occurrence occasioned by any act or omission of Tenant. Tenant's officers, employees, agents, servants, subtenants, concessionaires, contractors, or visitors, or arising from the use, maintenance, occupation or operation of the Premises; and (b) all legal costs and charges, including actual attorneys' fees, in connection with such matters and the defense of any action arising out of the same or in discharging the Premises from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of Tenant; provided, however, that Tenant shall not indemnify Landlord for any injury or damage arising as the result of Landlord's willful misconduct.

F-8. Earthquake and Flood Insurance. Landlord may maintain with respect to the Building a policy of earthquake/volcanic action and flood and/or surface water insurance, including rental value insurance against abatement or loss of rent in the case of damage or loss covered under such earthquake/volcanic and flood and/or surface water insurance, in an amount at least equal to the amount of Rent payable by Tenant during the one (1) year next ensuing, as reasonably determined by Landlord.

                 G. OPERATING EXPENSES, REPAIRS AND MAINTENANCE

G-1. Operating Expenses. Tenant shall pay Landlord Tenant's Share of Operating Expenses multiplied by the amount of all expenses which Landlord incurs for Operating Expenses. "Operating Expenses" shall include insurance premiums for insurance under Articles F-1, F-3 and F-8 and all reasonable and necessary expenses incurred by Landlord for time operation, cleaning, maintenance, painting, repair and management of the Property, including without limitation, the Common Area, roof and walls, except for structural repair of the bearing walls. This paragraph shall not be construed as a promise or obligation of Landlord in operate, clean, maintain, paint, repair or manage the Property except as expressly set forth in this Lease. See Exhibit E for details.

G-2. Tenant Repairs and Maintenance. Tenant shall, at Tenant's sole expense, keep and maintain the Premises, including subfloors and floor coverings, interior plumbing, electrical wiring, fixtures and equipment in good repair and in a clean and safe condition, and repair and/or replace any and all of the foregoing in a good and workmanlike manner as needed; provided, however, that casualties covered by insurance coverage shall be excepted in the extent of proceeds received. Tenant shall, at Tenant's sole expense, immediately replace all broken glass in the Building with glass equal to the specification and quality of the original glass. Tenant shall, at Tenant's sole expense, enter a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment in the Premises, using the contractor that Landlord selects


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(Rev. 5/30/97)
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to service all tenants in the project. Tenant's portion of this cost will be a pro-rata percentage (as determined by Landlord) of that expense related to contiguous office area, and all costs related to Tenant's warehouse area. Tenant shall, at Tenant's sole expense, repair any area damaged by Tenant, Tenant's agents, employees and visitors, provided that Tenant obtains Landlord's prior approval with respect to the method and quality of such repair. Tenant will pay approximately two thirds of janitorial and other related operating expenses for the ground floor rest-room and adjoining hallway area and approximately one half of janitorial and other related operating expenses for the front lobby. Tenant is responsible for the janitorial service in the Leased Premises. See Exhibit E for details.

G-3. Landlord Repairs and Maintenance. Landlord shall, at Landlord's expense, after written notice from Tenant, repair in a prompt and diligent manner any damage to structural portions of the bearing walls of the Premises; provided, however, that if such damage is caused by an act or omission of Tenant, then such repairs shall be at Tenant's sole expense, payable to Landlord. There shall be no abatement of Rent during the performance of such work. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from Interruption of Tenant's use of the Premises during any repairs by Landlord. Tenant waives any right to repair at the expense of Landlord under any Regulation, as hereinafter defined, now or hereafter in effect.

G-4. Inspection of Premises. After first notifying Tenant, Landlord may enter the Premises during reasonable times, by use of Landlord's key to the Building in order to inspect the same, to inspect the performance by Tenant of the terms and conditions hereof, to affix reasonable signs and displays and to show the Premises to prospective purchasers, tenants and lenders. Provided, however, In the event of an emergency Landlord may enter the Premises at any time and without giving Tenant prior notice. There shall be no abatement of Rent for any such entry of the Premises.

G-5. Liens. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics' and materialmen's liens in connection therewith. Landlord shall have the right to post on the Premises, or in the immediate vicinity thereof, notices of non-responsibility for any construction, alteration or repair by Tenant on the Premises as provided for in Articles G-2 and H. If any such lien is filed, Landlord may, but shall not be required to, take such action as may be necessary to remove such lien, and Tenant shall pay Landlord such amounts expended by Landlord together with interest thereon at the maximum legal rate from the date of expenditure.

                                 H. ALTERATIONS

            Future improvements or alterations of the Premises (beyond Landlord's Tenant Improvements) requested by Tenant to be performed (but are not obligated to be performed) by Landlord at Tenant's sole expense and following the signing of an approval and restoration agreement between Tenant and Landlord. Alternatively, after obtaining Landlord's written consent in each instance, all required permits and approvals, and after providing Landlord with insurance and indemnification required by Landlord (all at no expense or cost to Landlord), Tenant, at Tenant's sole expense, may install necessary trade fixtures, equipment and furniture and may also install or modify non-structural and fixed improvements in the Premises, provided that such items installed or modified leave the Premises restorable to its prior condition without structural damage to the Building or other fixed tenant improvements. Landlord reserves the right to approve or disapprove curtains, draperies, shades, paint and other interior improvements visible from outside the Premises on wholly aesthetic grounds. Any fixed improvements by Tenant must be submitted for Landlord's written approval and approved by Landlord prior to installation or Landlord may remove or replace such items and restore the Premises at Tenant's sole expense. Trade fixtures, equipment and furniture installed by Tenant shall remain Tenant's property and shall be removed by Tenant prior to expiration of the Term or earlier termination of this Lease. Tenant's installation or modification of improvements in the Premises shall provide that such improvements are installed and are removable without structural damage to the Building or its tenant improvements. Tenant shall record a Notice of Completion with the County Auditor and also provide a copy of the recorded document to Landlord. Tenant shall, at Tenant's cost, provide Landlord with a set of "as-built" updated drawings for any tenant improvement or modification work which Tenant undertakes. Prior to expiration of the Term or earlier termination of this Lease, Landlord shall, in Landlord's sole discretion, determine whether some or all of Tenant's alterations are to be restored to the prior condition, and whether some or all temporary improvements are to be removed. 0n or before expiration of the Term or earlier termination of this Lease, Landlord shall notify Tenant which of Tenant's alterations and improvements are to remain and which are to be removed or restored. Tenant shall, at Tenant's sole expense, remove and restore all remaining improvements to their condition prior to Tenant's alteration, except those improvements which Landlord has elected to retain without restoration. Those improvements which Landlord elects to retain shall become Landlord's property. On expiration of the Term or earlier termination of this Lease, temporary or fixed improvements which Landlord elects to have removed shall remain Tenant's property and shall be removed by Tenant prior to expiration of the Term or earlier termination of this Lease. Tenant shall assume the risk of damage to any of Tenant's fixtures. Tenant shall repair, at Tenant's sole expense, all damage to the Premises and/or Building caused by the installation or removal of Tenant's trade fixtures, equipment, furniture, temporary, or fixed improvements. If Tenant fails to remove the foregoing items and restore the Premises to its prior condition before termination of this Lease as required by Landlord, Landlord may keep and use those improvements and materials or remove any of them and cause them to be stored or sold in accordance with applicable law, all at Tenant's sole expense.

                           I. UTILITIES AND EASEMENTS

I-1. Utilities. Tenant shall promptly pay all charges for heat, sewer, septic system, water, natural gas, telephone, cable, data transmission, propane, garbage/solid waste, electricity and any other utilities used or consumed on the Premises. Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute constructive eviction or grounds for rental abatement. If any such utilities are not separately metered, Tenant shall pay a pro-rata share, based on use, as determined by Landlord. See Exhibit E for details.

I-2.Easements. Landlord may grant, revise or relocate easements on the Lot and dedicate for public or private use portions of the Lot without Tenant's consent; provided that no such grant, revision, dedication or relocation shall substantially prohibit Tenant's reasonable use of the Premises. Upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plans necessary to effectuate Tenant's covenants hereunder.

                               1. USE OF PREMISES

J-1. General. The Premises shall be used for the Permitted Uses, consistent with the Declaration of Covenants, Conditions and Restrictions, as listed under A-1. Defined Terms. By entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry, subject to all applicable municipal, county, state and federal statutes, laws and ordinances, including zoning ordinances and regulations governing and relating to the use, occupancy and possession of the Premises (collectively "Regulations"). Tenant shall, at Tenant's sole expense, comply with all Regulations now in force or which may hereafter be in force relating to the Premises and the use of the Premises, and Tenant shall secure any permits therefor. Furthermore, Tenant agrees, by Tenant's entry, that Tenant has conducted an investigation of the Premises and the acceptability of the Premises for Tenant's use, to the extent that such investigation might affect or influence Tenant's execution of this Lease. Tenant acknowledges that Landlord has made no representations or warranties in connection with the physical condition of the Premises or Tenant's use of the same upon which Tenant has relied directly or indirectly for any purpose. Tenant shall not commit waste, interfere with any other tenants in the Building, overload the floors or structure of the Building, subject the Premises to any use which would damage the Premises or raise or violate any insurance coverage required by this Lease or take any action that would impair parking or alter parking spaces.

J-2. Signs. Any sign placed by Tenant on the Premises, except in the interior of time Building, shall contain only Tenant's name and no advertising material. No sign shall be placed on the Premises without Landlord's written approval of the location, material, size, design and content thereof nor without Tenant's obtaining any necessary permit therefor. If Landlord installs a sign for Tenant, Tenant shall reimburse Landlord for any costs incurred by Landlord within five
(5) days of demand by Landlord. Tenant shall remove any sign upon termination of this Lease and shall return the Premises to their condition prior to the placement of said sign at Tenant's expense.


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(Rev. 5/30/97)
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Landlord reserves the sole right to condition, restrict or prohibit sign placement, location, materials, color, content, or lighting on wholly aesthetic grounds when such signs are to be placed or are visible from outside of the Premises.

J-3. Key/Lock. Tenant shall, at all times, (at Tenant's own expense) key all or Tenant's exterior and interior door locks to fit Landlord's project Grand Master key and Building 3 Master key system.

J-4. Parking Access. Landlord shall not be liable to Tenant nor shall this Lease be affected if any parking is impaired by moratorium, initiative, referendum or regulation. Any monetary obligations imposed or required by government authorities relative to parking rights or transportation related fees or charges with respect to the Premises or use of the Premises shall be considered as Operating Expenses and shall be paid by Tenant under Article G. Costs shall be allocated between Tenants either as their percentage share of Operating expenses, or otherwise, according to the basis for which the obligation is imposed or required by government authorities, as determined by Landlord. See Exhibit F for details.

J-5. Environmental Regulations. Tenant shall not cause any hazardous wastes, toxic substances or related materials (collectively "Hazardous Materials") to be used, generated, stored or disposed of on, under or about, or transported to or from, the Property (collectively "Hazardous Materials Activities") without first receiving Landlord's written consent, which may be withheld for any reason whatsoever and which may be revoked at any time, and then only in compliance (which shall be at Tenant's sole cost and expense) with all applicable Regulations and using all necessary and appropriate precautions. Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees or invitees. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs and liabilities arising out of Tenant's Hazardous Materials Activities on, under or about the Property. Landlord shall not be liable to Tenant regardless of whether or not Landlord has approved Tenant's Hazardous Materials Activities. For the purposes of this Article J-4, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. 42 U.S.C. Sec. 9061 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Sec., 1802; and Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq.; and those substances defined as "hazardous materials and wastes" in the Revised Code of Washington (RCW) and the Washington Administrative Code (WAC), and in the regulations adopted and publications promulgated pursuant to said laws; and under ordinances, rules and regulations of time local governments with jurisdiction over this Property.

                            K. DAMAGE AND DESTRUCTION

K-1. Reconstruction. If the Building is damaged or destroyed, Landlord shall, except as hereinafter provided, diligently repair or rebuild the Building to substantially the condition in which the Building existed immediately prior to such damage or destruction, provided that insurance is available to pay one hundred percent (100%) or more of the cost of such restoration, excluding the deductible amount. Tenant shall repair any damage which is estimated in good faith by Landlord to be less then the deductible amount under any applicable insurance policy of Landlord; provided, however, that such deductible amount shall not exceed Ten Thousand Dollars ($10,000.00). Landlord shall reimburse Tenant upon written demand for expenses incurred by Tenant in such repair work to the extent of any proceeds received by Landlord from the insurance described in Article F-1. Landlord shall not be obligated to repair any improvements made or paid for by Tenant.

K-2. Rent Abatement. Rent shall be abated proportionately, but only to time extent of any proceeds received by Landlord from rental abatement described in Article F-3, during period when, by reason of such damage or destruction. Landlord reasonably determines that there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of time Premises. Such abatement shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to do. If Landlord reasonably determines that continuation of business is not practical permitting reconstruction, Fixed Rent shall abate to the extent of proceeds from rental abatement insurance until reconstruction is substantially completed or until business is totally or partially resumed, whichever occurs earlier.

K-3. Option to Terminate. If the Building is damaged or destroyed to the extent that Landlord determines that the Building cannot, with reasonable diligence, be fully repaired or restored by Landlord within one hundred eighty (180) days after the date of the damage or destruction, the sole right of both Landlord and Tenant shall be the option to terminate this Lease. Landlord's determination with respect to the extent of damage or destruction shall be conclusive on Tenant. Landlord shall notify Tenant of Landlord's determination, in writing, within thirty (30) days after the date of the damage or destruction. If Landlord determines that the Building can be fully repaired or restored within the one hundred eighty (180) day period, or if Landlord determines that such repair or restoration cannot be made within said period but neither party elects to terminate within thirty (30) days from the date of said determination, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore time damage as soon as reasonably possible.

K-4. Uninsured Casualty. In the event the Building is damaged or destroyed and is not fully covered by the insurance proceeds received by Landlord under the insurance policies required under Article F-1, Landlord may terminate this Lease by written notice to Tenant given within thirty (30) days after the date of notice to Landlord that said damage or destruction is not so covered. If Landlord does not elect to terminate this Lease, the Lease shall remain in full force and effect, and time Building shall be repaired and rebuilt in accordance with the provisions for repair set forth in Article K-1.

K-5. Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article K, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law to tenants.

                                I. EMINENT DOMAIN

L-l. Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or quasi-public use or purpose ("Condemned"), this Lease shall terminate as of the date of title vesting in such proceeding, and Rent shall be adjusted to the date of termination. Tenant shall immediately notify Landlord of any such occurrence.

L-2. Partial Condemnation. If any portion of the Premises is Condemned, and such partial condemnation renders the Premises unusable for Tenant's business, as reasonably determined by Landlord, or if a substantial portion of the Building is Condemned as reasonably determined by Landlord, this Lease shall terminate as of the date of title vesting in such proceeding and Rent shall be adjusted to the date of termination. If such partial condemnation does not render the Premises unusable for the business of Tenant or less than a substantial portion of the Building is Condemned, Landlord small promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting the Fixed Rent shall be adjusted, as reasonably determined by Landlord. Landlord shall reasonably adjust Tenant's Share of Operating Expenses.

L-3. Landlord's Award. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid for such condemnation, subject to the provisions of Article L-4, and Tenant waives any claim to any part of the award from Landlord or the condemning authority.

L-4. Tenant's Award. Tenant shall have the right to recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.


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(Rev. 5/30/97)

L-5. Temporary Condemnation. In the event of a temporary condemnation of the Premises, as reasonably determined by Landlord, this Lease shall remain in effect and Tenant shall receive any award made for such condemnation. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant by this Lease with respect to the surrender of the Premises, and upon such payment Tenant shall be excused from such obligations. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of occupancy by the condemning authority, the award shall be distributed as provided in Articles L-3 and L-4 and Rent shall be adjusted to the date of such occupancy. Provided, however, that any claim by Tenant, except with respect to the amortized cost of trade fixtures and improvements owned by Tenant, which are not removable, shall be subject and subordinate to the claim of the beneficiary of any deed of trust or mortgage.

L-6. Delivery at Documents. From time to time upon Landlord's written request, Tenant shall immediately execute and deliver to Landlord all instruments required to effectuate the provisions of this Article L.

                                   M. DEFAULT

M-l. Events of Defaults. The Occurrence of any of the following events shall constitute an "Event of Default" by Tenant with or without notice from Landlord:

            (a) Abandonment. Abandonment of the Premises;

            (b) Payment. Failure to pay Rent due hereunder on the date when due, the failure continuing for a period of five (5) days after payments are due;

            (c) Performance. Default in the performance of Tenant's covenants, agreements and obligations hereunder, except default in the payment of Rent, the default continuing for thirty (30) days after written notice thereof from Landlord;

            (d) Assignment. A general assignment by Tenant for the benefit of creditors:

            (e) Bankruptcy. The filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors other than the bankruptcy proceeding in which Tenant is now engaged;

            (f) Receivership. The appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold,

            (g) Insolvency, Dissolution Etc. Tenant's insolvency or inability to pay Tenant's debts, or failure generally to pay Tenant's debts when due; or any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets; or Tenant taking any action toward the dissolution or winding up of Tenant's affairs or the cessation or suspension of Tenant's use of the Premises; or

            (h) Attachment. Attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold.

M-2. Landlord's Remedies, a. Abandonment. If Tenant abandons the Premises, at Landlord's option this Lease shall continue in effect. Landlord shall not be deemed to terminate this Lease other than by written notice of termination from Landlord as set forth below, and Landlord shall have all of the remedies of a Landlord provided for herein and by the laws of the State of Washington.

            b. Termination. Following the occurrence of any Event of Default, Landlord shall have the right, as long as the default continues, to terminate this Lease by written notice to Tenant setting forth: (i) the default; (ii) the requirements to cure it; and (iii) a demand for possession, which shall be effective either three (3) days after it is given or upon expiration of the time specified in Article M-1 hereinabove, whichever occurs later.

            c. Possession. Following termination under Subarticle M-2b above, without prejudice to other remedies Landlord may have by reasons of Tenant's default or of such termination, Landlord may (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

            d. Recovery. Following termination under Subarticle M-2b above, Landlord shall have all the rights and remedies of a Landlord provided by the laws of the State of Washington. The amount of damages Landlord may recover following termination under Subarticle M-2b above shall include the worth at the time of the award of the amount by which time unpaid Rent for the balance of the Term after the time of award exceeds the amount of rental loss Tenant proves could be reasonably avoided.

            e. Additional Remedies. In addition to the foregoing remedies and so long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises without terminating this Lease, to incur expenses on behalf of Tenant in seeking a new subtenant, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at time maximum rate permitted by law from time date of such expenditure until time same is repaid.

            f. Other. If Tenant causes or threatens to cause a breach of any of the covenants, terms or conditions contained in this lease, Landlord shall be entitled to obtain all sums held by Tenant, by any trustee or in any account provided for herein, to enjoin such breach or threatened breach and to invoke any remedy allowed at law, in equity, by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

            g. Cumulative. Each right and remedy of Landlord provided for in this Lease or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or equity, by statute or otherwise.

            h. Indemnification. Nothing in this Article M affects the right of Landlord to indemnification by Tenant in accordance with Article F-7 for liability arising from personal injuries or property damage prior to the termination of this Lease.

                          N. ASSIGNMENT AND SUBLETTING

N-1. Approval. Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease, in whole or in part, nor sublet or permit occupancy by any party other than Tennant of all or any part of the Premises, without the prior written consent of Landlord in each instance; provided, however, that Tenant shall have the right to assign or sublet this Lease to any parent, subsidiary or affiliated entity of Tenant. Landlord may withhold Landlord's consent to any assignment or subletting, provided the withholding is not done unreasonably, This Lease may not be assigned by operation of law. Any purported assignment or subletting contrary to the provisions hereof without Landlord's prior written consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting.

N-2. Landlord Option. a. Right to Cancel. In connection with any proposed assignment or sublease, Landlord shall have an option to cancel and terminate this Lease if the request is to assign the Lease or to sublet all of the Premises; or, if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion. Landlord may exercise said option in writing within thirty (30) days after Landlord's receipt from Tenant of such request, and in each case such cancellation or termination small occur as of the date set forth in Landlord's notice of exercise of such options, which small not be less than sixty (60) days nor more than one hundred twenty (120) days following the giving of such notice. Any such request by Tenant shall state the name, principal contact, address and telephone number of the proposed assignee or sublessee.

            b. Cancellation. If Landlord exercises Landlord's option to cancel this Lease or any portion thereof, Tenant shall surrender possession of this Premises, or the portion thereof which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term. If this Lease is canceled as to a portion of the Premises only, Rent after the date of cancellation shall be abated on a pro rata basis, as determined by Landlord.

            c. Noncancellation. If Landlord does not exercise Landlord's option to cancel this Lease pursuant to the foregoing provisions, Landlord may withhold Landlord's consent to such assignment or subletting, provided such consent is not unreasonably withheld.


Page 6
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(Rev. 5/30/97)

N-3. Bonus Rental. If Tenant receives rent or other consideration for any assignment or sublease in excess of the Rent, or in case of the sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, as determined by Landlord, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord fifty (50%) of the difference between each such payment of rent or other consideration and the Rent required hereunder.

N-4. Scope. If this Lease is (a) assigned, (b) the underlying beneficial interest of Tenant is transferred or (c) the Premises or any part thereof is sublet or occupied by anyone other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of Article N-3; provided that no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing liability of Tenant (which, following assignment, small be joint and several within the assignee), and Tenant small not be released from performing any of the terms, covenants and conditions of this Lease.

N-5. Release. Whenever Landlord conveys any interest in the Premises, Landlord shall be automatically released from further performance of the covenants of this Lease, and from all further liabilities, obligations, costs, expenses, demands, causes of action, claims and judgments connected with this Lease. The effective date of Landlord's release shall be the date the assignee executes an assumption of such assignment. If requested, Tenant shall execute a form of release and such other documentation as may be required to further effect the provisions of this Article N-5. This Lease and each of the Lease's covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, assignees and legal representatives, subject to the provisions hereof. Any successor or assignee of Tenant who accepts an assignment of this Lease or enters into possession hereunder shall thereby be bound by the provisions hereof. Any successor or assignee of Tenant who accepts an assignment of this Lease or enters into possession hereunder the provisions hereof. Nothing herein contained shall be deemed to give a right of assignment to Tenant without the prior written consent of landlord, which consent of assignment may be witheld for any reason or for no reason.

N-6. Holding Over. If Tenant, or any of Tenant's successor or assigns holds over the Premises or any part thereof after expiration of the Term, unless otherwise agreed to in writing by Landlord, such holding over shall constitute a tenancy from month to month only, at a rent equal to the Fixed Rent in effect immediately prior to such holding over plus fifty percent (50%) of the Fixed Rent. This Article N-6 shall not be construed as Landlord's permission for Tenant to hold over.

N-7 Waiver. Tenant waives notice of any default of any assignee or sublessee and agrees that Landlord may, at Landlord's option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

N-8 Termination of Extension Options, if any. Except as provided below. notwithstanding anything to the contrary contained in this Lease, Tenant shall not enter into any sublease or assignment other than for a term equal to or less than the then current term of this Lease. No such assignment or sublet by Tenant shall entitle the assignee or sublessee to occupy the Premises for a term greater than the term then currently in effect. No assignee or sublessee shall have the right to exercise extension options (if any) under this Lease. However, if an option to extend has been exercised but the extended term has not commenced on the date of such assignment or sublet, Landlord shall elect, in Landlord's sole discretion whether or not to extend the Term of this Lease to include such extention period. Tenant shall request such determination and Landlord shall notify Tenant of its determination in the manner provided for in Article N-2a above.

             O. ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION

0-1. Estoppel Certificate. Within ten (10) days after request by Landlord, Tenant shall deliver, in recordable form, an estoppel certificate in the form attached hereto as Exhibit D, to any proposed mortgagee, purchaser or Landlord. Tenant's failure to deliver said statement in such time period shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (c) no more than one period's Fixed Rent has been paid in advance. Landlord reserves the right to substitute a different form of estoppel certificate in place of the estoppel certificate attached hereto as Exhibit D.

O-2. Attornment. Tenant shall, if requested, in the event of (a) a foreclosure proceeding; (b) the exercise of the power of sale under any mortgage or deed of trust made by Landlord, Landlord's successors or assigns which encumbers the Premises, or any part thereof; or (c) the termination of a ground lease, attorn to the purchaser upon such foreclosure, sale or grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease.

O-3. Subordination. The rights of Tenant hereunder are subject and subordinate to the lien of any mortgage or lien resulting from any other method of financing or refinancing, now or hereafter in force against the Premises, and to all advances made upon the security thereof; provided, however, that notwithstanding such subordination, so long as Tenant is not in default under this Lease, this Lease shall not be terminated or subject to termination by trustee's sale, action to enforce the security or proceeding or action in foreclosure. If requested, Tenant shall execute whatever documentation may be required to further effect the provisions of this Article O-3.

                                P. MISCELLANEOUS

P-1 Waiver. No waiver by either party of any default or breach of any covenant by the other party hereunder shall be implied from any ommission by such party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver and then said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to any act of the other party requiring further consent or approval by such party shall not be deemed to waive or render unnecessary such party's consent or approval to any subsequent similar acts. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party. Landlord's acceptance of full or partial payment of Rent during the continuance of any breach of this lease shall not constitute a waiver of any such breach of this Lease. Efforts by Landlord to mitigate damages caused by Tenant's breach of this Lease shall not be construed as a waiver of Landlord's right to recover damages under Article M.

P-2. Financial Statements. Within ten (10) days after Landlord's written request, Tenant shall deliver to Landlord current audited financial statements of Tenant for the most recently completed federal income tax year of Tenant.

P-3. Accord and Satisfaction. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to landlord's right to recover the balance of such Rent or to pursue other remedies.

P-4. Limitation of Landlord's Liability. The obligations of Landlord under this Lease are not personal obligations of the individual partners, directors, officers and shareholders of Landlord, and Tenant shall look solely to the Premises for satisfaction of any liability and shall not look to other assets of Landlord nor seek recourse against the assets of the individual partners, directors, officers and shareholders of Landlord.

P-5. Entire Agreement. This Lease sets forth all covenants, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as set forth herein. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord and Tenant unless in writing and signed by both Landlord and Tenant.


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(Rev. 5/30/97)

P-6. Time. Time is of the essence of this Lease.

P-7. Attorneys' Fees. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including actual attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

P-8. Captions and Article Letters. The captions, article letters and table of contents appearing in this Lease are inserted as a matter of convenience and in no way define or limit the provisions of this Lease.

P-9. Severability. If any provision of this Lease or the application of any such provision, shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

P-10. Applicable Law and Venue. This Lease shall be construed and enforced in accordance with the laws of the State of Washington. Venue of any action arising out of this Agreement shall be had in the Superior Court in King County; the parties consent to jurisdiction of such court, agree not to commence suit in any other court or jurisdiction, and that if suit be brought in any other jurisdiction, the same shall be removed promptly to Superior Court in King County.

P-11. Examination of Lease. Submission of this Lease to Tenant does not constitute an option to lease, and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

P-12. Notices. All notices to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal delivery to Landlord's Address and Tenant's Address, or to such other place as Landlord or Tenant may designate in a written notice given to the other party. Notices shall be deemed served five (5) days after the date of mailing.

P-13. Non-Recordation of Lease. Tenant shall not without prior written consent of Landlord, record this Lease in the real estate records of King County, or elsewhere.

P-14. Guaranty of lease: N/A

            IN WITNESS WHEREOF, the parties have executed this Lease as of the date and year first above written.

"Landlord"                                          "Tenant"

BDC PRESTON PROPERTIES ONE LIMITED PARTNERSHIP      COST-U-LESS
a Washington limited partnership                    a Washington Corporation

By Bernard Development Company,
a Washington corporation                            By J. Jeffrey Meder
Its General Partner                                   --------------------------
                                                          Corporate Officer

By /s/ J. Thomas Bernard,                           J. Jeffrey Meder
   -----------------------------------              ----------------------------
       J. Thomas Bernard                                     Print Name

                                                    Pres. & CEO
                                                    ----------------------------
                                                               Title

STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF KING          )

      THIS IS TO CERTIFY that on this 27th day of April, 2000, before me, the undersigned, a notary public in and for the State of Washington, duly commissioned and sworn personally appeared J. Jeffrey Meder, to me known to be the President CSO of Cost-U-Less, Inc., a Washington Corporation, that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that said individual was authorized to execute said instrument.

      WITNESS my hand and official seal the day and year in this certificate first above written.

                        /s/ Kellie L. Ramsey
                        -------------------------------------------------
                        Notary Public in and for the State of Washington, residing at Bellevue
                                    -------------------------------------
                        My appointment expires: 1-19-2002
                                                -------------------------

STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF KING          )

      THIS IS TO CERTIFY that on this 9th day of May, 2000, before me, the undersigned, a notary public in and for the State of Washington, duly commissioned and sworn personally appeared J. THOMAS BERNARD, to me known to be the President of Bernard Development Company, a Washington Corporation, to me known to be the general partner of BDC Preston Properties One Limited Partnership, a Washington limited partnership, that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that said individual was authorized to execute said instrument.

      WITNESS my hand and official seal the day and year in this certificate first above written.


                        /s/ ARLINE M. CASTER
                        -------------------------------------------------
                        Notary Public in and for the State of Washington, residing at Preston, Washington
                                    -------------------------------------
                        My appointment expires: Feb-4, 2004
                                                -------------------------

===================================
           Notary Public
        State of Washington
          ARLINE M. CASTER
My Appointment Expires Feb. 4, 2004
===================================


Page 8
BCD Stadard Industrial Lease Form/1998
(Rev. 5/3(1/97)

                                   EXHIBIT A

                            PROPERTY AND SITE PLAN



                BDC PRESTON PROPERTIES ONE LIMITED PARTNERSHIP
            LEGAL DESCRIPTION FOR REAL PROPERTY AND ACCESS EASEMENT

The land referred to in this commitment is located in the County of King, State of Washington, and described as follows:

REAL PROPERTY
-------------

Beginning on the Easterly margin of the former Burlington Northern (Seattle, Lake Shore and Eastern) Railway Company right of way, as the same was established by instrument recorded October 10, 1891 under Recording No. 86431 at its intersection with the North line of the South 50 feet of the Southeast Quarter of Section 29, Township 24 North, Range 7 East, W.M., in King County, Washington;

THENCE South 88 degrees 35 minutes 57 seconds East along the North line of said South 50 feet 1123.30 feet to the East line of the Southeast Quarter of said
Section 29;

THENCE South 01 degree 14 minutes 03 seconds West along said East line 50.00 feet to the section corner common to Sections 28, 29, 32 and 33 of said Township 24 North, Range 7 East;

THENCE South 03 degrees 53 minutes 50 seconds East along the East line of the Northeast Quarter of Section 32 of said Township 24 North, Range 7 East, 555.32 feet to the North line of a parcel of land conveyed to B.M. Gallagher by Correction Deed filed under Recording No. 4538652;

THENCE North 88 degrees 35 minutes 57 seconds West along the North line of said Gallagher deed 209.00 feet;

THENCE South 03 minutes 53 minutes 50 seconds East along the West line of said Gallagher Deed 209.00 feet;

THENCE South 88 degrees 35 minutes 57 seconds East along the South line of said Gallagher Deed 209.00 feet to the East line of the Northeast Quarter of said
Section 32;

THENCE South 03 degrees 53 minutes 50 seconds East along said line 2.26 feet to the South line of the North 23 acres of the Northeast Quarter of the Northeast Quarter of said Section 32;

THENCE North 88 degrees 35 minutes 57 seconds West along said South line 1117.21 feet to the Easterly margin of said former Burlington Northern Railway Company right of way;

THENCE North 02 degrees 34 minutes 17 seconds East along said former Burlington Northern right of way 332.04 feet to a point of curvature concave to the West having a radius of 1307.00 feet;

THENCE Northerly along said curve and former right of way margin through a central angle of 21 degrees 32 minutes 11 seconds an arc length of 491.28 feet to the point of beginning and terminus of this description.

ACCESS EASEMENT
---------------

Together with a non-exclusive easement for ingress and egress over those portions of the Northeast Quarter of the Northeast Quarter of Section 32, Township 24 North, Range 7 East, W.M., in King County, Washington, described as follows:

Commencing at the intersection of the North line of the ingress, egress, and utilities easement conveyed by O'dell Crittenden under King County Recording No. 8504160805 with the West margin of that certain tract of land which was formerly the Northern Pacific Railway Company right-of-way as it was conveyed October 10, 1891, by deed filed in Book 130 of Deeds at Page 567, records of King County, Washington;

THENCE South 88 degrees 28 minutes 26 seconds East along the Northerly line margin of said easement 20.00 feet to the West line of the East 30 feet of said former Northern Pacific Railway Company right-of-way and the true point of beginning for this description;

THENCE continuing South 88 degrees 28 minutes 26 seconds East along the Northerly margin of said easement 56.27 feet;

THENCE North 02 degrees 24 minutes 17 seconds East parallel with the Easterly margin of said former Northern Pacific Railway Company right-of-way 28.85 feet to a point of tangent curvature concave to the West, having a radius of 75.00 feet;

THENCE Northwesterly along said curve through an arc of 25 degrees 58 minutes 38 seconds an arc length of 34.00 feet to a point of reverse curvature with a curve of radius 185.00 feet;

THENCE Northerly along said curve through an arc of 25 degrees 58 minutes 38 seconds, an arc length of 83.88 feet to the Easterly margin of said former railway right-of-way;

THENCE North 02 degrees 24 minutes 17 seconds East along said Easterly margin
228.68 feet to a point of tangent curvature concave to the East having a radius of 180.00 feet;

THENCE Northerly along said curve through an arc of 42 degrees 11 minutes 38 seconds, an arc length of 132.56 feet to the Southerly line of the North 23 acres of the Northeast Quarter of the Northeast Quarter of said Section 32;

THENCE North 88 degrees 35 minutes 57 seconds West along said line 76.66 feet to the West line of the East 30 feet of said former railway right-of-way;

THENCE South 02 degrees 24 minutes 17 seconds West along said West line 491.83 feet to the true point of beginning;

ALSO, over the North 100 feet of the West 20 feet of that portion of the former Northern Pacific Railway Company right-of-way as it was deeded October 10, 1891, in Book 130 of deeds at Page 567, records of King County, Washington, lying Southerly of the North 23 acres of the Northeast Quarter of the Northeast Quarter of Section 32, Township 24 North, Range 7 East of the Willamette Meridian in King County, Washington;

ALSO, over the West 76.27 feet of the South 30 feet of Lot 1 and the West 76.27 feet of the North 30 feet of Log 3; all in Shurt Plat No. 787033, recorded under receiving No. 8810180798, in the Northeast Quarter of Section 32, Township 24 North, Range 7 East, W.M., in King County, Washington.

                                   EXHIBIT A
                            Property and Site Plan
                                  Page 1 of 2

                                   EXHIBIT B

                         BASE BUILDING AND DESCRIPTION

BASE BUILDING DESCRIPTION (includes Building 3 revision):

Three building industrial development, designed to accommodate large and medium sized distribution and manufacturing companies. Each building is tilt-up concrete construction, with 60' X 60' column spacing. Building 3 includes an Early Suppression/Fast Response (ESFR) Fire Sprinkling System permitting exceptional performance and flexibility for high pile storage, Buildings 1 and 2 each have a hydraulically calculated fire sprinkler system with .39 gpm capacity; accommodating High Pile Storage. Each building has a five and one-half-inch-thick concrete floor with a 2,500 lb./square foot compacted earth subgrade and 3,000 lb./square inch concrete strength. The smooth finished concrete floor is treated with a single coat high gloss clear sealer and hardener. Base building lighting for Building 3 includes high output/400 watt metal halide light fixtures with industrial reflectors, installed at 30 foot centers with 24 foot row spacing (substantially exceeding 10-15 foot candles at + 30" off finished floor), plus 4' x 8' double dome skylights (opaque in buildings 1 and 2, clear in Building 3), 3 per 60' x 120' or 140' building bay). Building interior concrete walls and columns are painted white. All glass entry areas are designed for possible future second floor mezzanine office installation. The white cap sheet roof is insulated with under-roof R-19 fiberglass insulation, covered with nonflammable white plastic sheeting in Building 3, metal foil backing in Buildings 1 and 2. The Building 3 roof system is combination wide-span open steel bar joist truss and steel beam system, with a 1/2" Oriented Strand Board deck and a three-ply 20-year bondable built-up fiberglass roofing. Buildings 1 and 2 have a long span wood truss roof structure. Pre-installed 150 KVA/480 volt/three-phase electrical transformer at each Building 1 and 2, and a 300 KVA transformer at Building 3.

Electrical service cable into the electrical room in Buildings 1 and 2 has a capacity capability of 600 amps at 480 volts/three-phase, with potential to double the service to 1,200 amps. Building 3 has a 2,400 amp 277/480 volt 3-phase service to the electrical room. Individual electrical meter connection locations for each tenant are included inside each building electrical room. An initial empty 2" or 3" under-slab electrical conduit distribution to each 20-foot glass frontage office entry area will handle at least an individual 200 amp/480 volt-three-phase electric service capacity. Building 3 has five of these tenant electric service conduits upgraded to accommodate a 500 amp electric service. Off-site telephone service line connection to the building electrical/telephone room is included. In addition, a fiber optic telephone service line system is available from Pacific Telephone, Inc. (PTI), further telephone service upgrading is available through one or the other of the following, or a combination: Foreign Exchange line to a U.S. West Exchange, a long distance carrier connection, or use of the adjoining SanMar microwave telephone system (pre-connected by conduit and connected directly to AT&T). Tenants can also install their own computerized telephone selection device (if desired) to automatically choose the lowest rate cost route for each call. Overhead domestic water distribution (2" line) and under-slab sanitary sewer is also included, distributed to each office entry area in the buildings as part of base building construction. A high capacity on-site septic sewer system is installed. Buildings 1 & 2 have a 25' to 28' minimum clear height below the 44" deep roof truss structure, and Building 3 has a 32 to 37 foot minimum clear height. This special roof structure allows possible second floor mezzanine deck throughout the building and also allows possible High Pile Storage/stacking considerably higher than ordinary 24 and for 32-foot clear height industrial buildings, with minimum or no extra cost or expanse in most cases (verify each case). Building exteriors are painted. Dock high truck doors are 10' x 10', have a 48" dock, and a continuous overhead truck door canopy. Drive-in truck doors are 14'W x 15'H. The site is landscaped and has underground landscape sprinklers with automatic controllers for the well landscaped site. Exterior building and site lighting is included. All trucking and driveway areas are paved with extra heavy-duty asphaltic concrete paving, the site layout and building is designed for smooth traffic flow and efficient heavy use trucking/distribution, as well as substitute automobile parking in truck apron areas for manufacturing companies, the sanitary septic system cannot accommodate toxic, hazardous waste, or materials other than ordinary disposal of human sewage waste materials. Any special polluting process water or fatty materials must be disposed of by use of a special added holding tank and periodic trucking to an off-site Metro disposal location or otherwise specially treated for on-site septic disposal.


                                   EXHIBIT B
                           Base Building Description
                                  Page 1 of 2

                                   EXHIBIT B

                           BASE BUILDING DESCRIPTION

                               [GRAPHIC OMITTED]

                              [LAYOUT OF BUILDING]

                                   EXHIBIT B
                           Base Building Description
                                  Page 2 of 2

                                   EXHIBIT C

                DESCRIPTION AND LOCATION OF TENANT IMPROVEMENTS


Landlord will, at Landlord's cost, separate and construct the common area improvements.

Cost-U-Less has requested their desire to Lease the common hallway and balcony on the south side of the atrium. Landlord will, at Landlord's cost, install the fire rated demising wall adjacent to the atrium. Cost-U-Less is responsible for the cost of removing the existing re-light wall and installing a wire mesh type ceiling, and lights, over the balcony area to be used as the lunch area expansion. There is no ceiling now over the 200 SF balcony area.

Tenant has indicated a desire to wall off the warehouse mezzanine storage area. Landlord approves and requires installation of a seven foot high chain link fence with barged wire around the top parameter separating the mezzanine from the adjoining warehouse space, including a fire rated office access door, all at Tenant's cost.

The remainder of the Premises is leased in an "as is" condition.

Any other added tenant improvements are subject to Landlord approval and are at Tenant's sole cost and expense.

Tenant may add or modify existing office tenant improvements, subject to Landlord's specific advance written conditional approval. Landlord's building standards all apply.


NOTE: THE OUTDOOR STORAGE OF MATERIALS, WASTE OR OTHER ITEMS IS NOT PERMITTED UNLESS OTHERWISE SPECIFIED IN THIS EXHIBIT. TENANT IS RESPONSIBLE FOR THE GENERAL CLEANLINESS FOR THAT PORTION OF THE COMMON AREA ADJACENT TO TENANT'S PREMISES INCLUDING PARKING AREAS, TRUCK LOADING AREAS, WALKWAYS AND RAMPS, LANDSCAPE AREAS AND THE COMMON AREA IN FRONT OF AND IN BACK OF THE PREMISES.

NOTE: OWNER RESERVES THE RIGHT TO CHANGE OR MODIFY ANY AND ALL BASE BUILDING AND SITE IMPROVEMENTS, PROVIDED THAT A SIMILAR OPERATING AND FUNCTIONAL RESULT IS PROVIDED TO TENANT WITH NO RESULTING INCREASE IN TENANT'S LEASE RATE. LANDLORD RESERVES THE RIGHT TO MANAGE PARKING WITHIN THE PROJECT; AND CAN ALLOCATE, ASSIGN AND CONTROL PARKING AND CAN CREATE, DELETE AND RESTRIPE PARKING STALLS TO MEET THE CHANGING NEEDS OF THE PROJECT INCLUDING ADDING PARKING STALLS IN FRONT OF UNUSED TRUCK BAYS AND OTHER LOCATIONS IN THE PROJECT.

                                   EXHIBIT C
                Description and Location of Tenant Improvements
                                  Page 1 of 4

                                   EXHIBIT C

                DESCRIPTION AND LOCATION OF TENANT IMPROVEMENTS

                          Building 3 Corridor Walkway

                               [GRAPHIC OMITTED]

                              [LAYOUT OF BUILDING]


                                    EXHIBIT C
                Description and Location of Tenant Improvements
                                  Page 4 of 4

                                   EXHIBIT D

                              ESTOPPEL CERTIFICATE

_______________
_______________
_______________
_______________

                Re: Lease dated_______________
                ("Lease") by and between BDC Preston Properties One Limited Partnership (Landlord") and Cost-U-Less, Inc., ("Tenant").

Gentlemen:

            Reference is made to the above-described Lease in which the undersigned is the Tenant. We understand that __________________("___________") is accepting an assignment of Landlord's rights under the Lease as security for an obligation in the amount of _________Dollars ($_________); and we hereby, as a material inducement for you to loan said amount to Landlord, represent that:

      1. The Lease is for a term of ______(__) years, commencing on ______, 19__ and ending _________ (__) years thereafter; and the Lease covers the real property ("Premises") described in Exhibit 1, attached hereto and incorporated herein by reference thereto, the Premises being part of certain real property ("Property"), located in the City of ________________ County of _____________,
State of _____________ and more particularly described in Exhibit 2, attached hereto and incorporated herein by reference thereto. A true and correct copy of the Lease is attached hereto as Exhibit 3 and incorporated herein by reference thereto.

      2. There are no modifications, amendments, supplements, arrangements, side letters or understandings, oral or written, of any sort, modifying, amending, altering, supplementing or changing the terms of the Lease.

      3. The Lease is in full force and effect, and the Lease has been duly executed and delivered by, and is a binding obligation of, the Tenant as set forth therein.

      4. The undersigned acknowledges (a) that rent on the Lease has been paid up to and including ____________, 19__, (b) that monthly rent during the ________ (__) years of the term of the Lease is _______________ Dollars ($________) per month and (c) that rent has not been paid for any period after _______, 19__ and shall not be paid for a period in excess of one (1) month in advance.

      5. The improvements on the Premises are free from defects in design, materials and workmanship; and the improvements meet all governmental requirements, including, but not limited to, zoning and environmental requirements.

      6. The Lease is not in default, and Landlord has performed the obligations required to be performed by Landlord under the terms thereof through the date hereof.

      7. The Lease shall be subordinate to a Deed of Trust on the Premises and an assignment of Landlord's interest in the Lease given by Landlord to __________; and in the event of a merger of Landlord and Tenant in any manner, the interest of Tenant and Landlord shall not merge; and _________ is a third party beneficiary of such Agreement.

      8. Landlord and Tenant agree not to modify, amend, terminate or otherwise change the Lease without prior written consent, which may be withheld at sole discretion.

      9. In the event of a default by Landlord under any of the terms provision of the Lease, Tenant shall give adequate notice to ______________________ and sufficient time to cure sure default.

Date: _______, 19__

Very truly yours,

"Tenant"

________________________
a_______________________

________________________

Its:

AGREED AND CONSENTED TO:

"Landlord"

BDC PRESTON PROPERTIES ONE LIMITED PARTNERSHIP
  By Bernard Development Company
     Its General Partner

      ______________________________
By      J. Thomas Bernard
        Its President


                                   EXHIBIT D
                              Estoppel Certificate
                                  Page 1 of 1

                                   EXHIBIT E

                    Rent and Utility Percentage Calculations

RENT

Notes:
   C/A   = Common Area Shared with other tenants
   NNN   = Operating Expenses, Insurance, REal estate Taxes, etc. calculated on ground floor only.

                            Initial          Initial             Initial
Area                    Square Footage    Rent Rate/SF/Mo.    Monthly Rent

2nd Floor Office            10,320            $1.00            $10,320.00
2nd Floor Added Hallway        175            $1.25                218.75
74% 2nd Ofc Common Area      1,069            $1.00              1,069.00
74% Corridor Walkway         1,533              .50(cents)         766.50
Whse Mezz Storage              798              .65(cents)         518.70
1/3 1st Floor Common Area      429.5          $1.00                429.50
1/2 Back Stair Entrance Com-   123             1.25                153.75
                            -----------                        ----------
    mon Area                14,447.5 SF   Total Fixed Rent     $13,476.20
                                       + NNN (using 2000 Budget)   222.55
                                                               ----------
                                                               $13,698.75

NNN on Ground Floor SF Only
---------------------------
Back Stair Entrance Area        123
74% 1st Fl Corridor Walkway     955
1/3 1st Fl Common Area         429.5
                             -------
                             1,507.5 sf

1,507.5 sf / 259.580 sf (project total ground floor sf) = .0058 or .58%

(2000 Estimated Project Budget = $462,402 X .58% / = $222.55) (Adjusted
Annually)

--------------------------------------------------------------------------------

UTILITY-EXPENSE PERCENTAGE

Note: The warehouse gas and electrical tenant utilities currently tied in with the office area utilities will be separately metered and connected at no cost to Tenant, leaving the entire office area separately metered.

The contiguous first and second floor office section of Building 3 shall have the utility meters established in Landlord's or any tenant's name as designated by Landlord, with that tenant's responsibility to pay the monthly utility costs directly to the utility companies, then prepare monthly utility costs directly to the utility companies, then prepare monthly utility reimbursement billings to each tenant using shared office utilities, billed at the percentages shown below. Included in the monthly reimbursement billings to the perspective tenants shall be a copy of the utility bill and the overall reimbursement calculations for each tenant.

Total office area, including first and second floor, is 33,825 sf. Cost-U-Less' percentage of electricity and gas utility usage costs is 40%. The 33,825 sf does not include the workout area in calculating the percentage split. Utilities in the workout area are included in the utility billing for the total first and second floor area. [The work out area is not separately metered].

36%  West Coast's (or others)   11,823    (1/2 back stair entry included)
     1/3 1st Flr  C/A              429.5
                                --------
                                12,252.5 sf

40%  Cost-U-Less                10,495
     74% 2nd Fl. C/A             1,069
     74% Corridor                1,533
     Back Stair Entrance Area      123
     1/3 1st Fl, C/A               429.5
                                --------
                                13,649.5 sf (does not include the warehouse
                                            mezzanine)


                                   EXHIBIT E
                    Rent and Utility Percentage Calculations
                                  Page 1 of 2

                                   EXHIBIT E

                   Rent and Utility Percentage Calculations


24%    Modus Media (or others)      6,578.5     (includes first and second
                                                  floor offices)
       26% 2nd Fl. C/A                376
       26% Corridor                   539
       1/3 1st Fl. C/A                429.5
                                   --------
                                    7,923  sf
                                   --------
                                   33,825

Note: Other tenants may be substituted for West Coast or Modus Media, with costs treated similarly.

MAINTENANCE AND JANITORIAL
--------------------------

Costs for tenant area maintenance and replacements and supplies for office common areas office (including, but not limited to HVAC) will be managed and billed in the same fashion as tenant utilities.

Janitorial, electrical and plumbing expenses in the Common Areas will be managed and billed in the same fashion as tenant utilities except the individual shares will be divided in equal shares between Cost-U-Less, Modus and West Coast tenants occupying this Building 3 first and second floor office area. The current split is 1/3 of the cost for each of these three tenants.

Elevator inspection and maintenance costs shall be divided in equal shares between each mezzanine office tenant (one half for Cost-U-Less/one half for Modus Media), managed and billed by a tenant designated by Landlord.

Other tenants or tenant combinations may substitute for Modus spaces with Costs treated similarly.

                                   EXHIBIT E
                   Rent and Utility Percentage Calculations

                                   EXHIBIT F

                                    PARKING

Tenant is allowed up to 10 parking stalls in the "primary areas" and up to 36 parking stalls in the "secondary areas" as marked below on the site sketch. In addition, there are to be 4 unmarked visitor parking stalls allocated in the primary areas.

No Parking is reserved. Tenant's employee's shall only park in the two designated parking areas marked as "primary" and "secondary". No vehicles owned or operated by employees of Tenant may park in any other location. These locations are not exclusive. There is no Tenant reserved parking. Other tenants, subtenants, and their guests may also park in these locations.

Tenant shall provide either left rear window color coded parking stickers or rear view mirror hanging parking tickets identifying employees assigned parking area, "primary" or "secondary". Tenant shall provide Landlord a continuing current list of those employee's name, vehicle description, color, license plate numbers and corresponding parking stickers or tickets identification numbers.

Tenant is responsible for the enforcement of this parking requirement. If Tenant fails to enforce parking or if Tenant's enforcement is not effective in limiting the location and quantity of its parking, Landlord may enforce and contract for Tenant's parking monitoring at Tenant's sole added expense. Tenant shall enforce such parking if, and, as requested by Landlord. Parking areas and rules may be changed by Landlord as provided in Exhibit C.

As a common tenant courtesy, all employees shall refrain from parking at the front entrance to a neighbor or other tenant.

--------------------------------------------------------------------------------

        P = Primary Parking Areas       S = Secondary parking Areas

                               [GRAPHIC OMITTED]

                              [LAYOUT OF BUILDING]


                                   EXHIBIT F
                                    Parking
                                  Page 1 of 1